Exhibit 3.3(b)

FORM OF

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

CHINOS HOLDINGS, INC.

Chinos Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

On June 12, 2017, the Board of Directors of the Corporation, in accordance with the Amended and Restated Certificate of Incorporation of the Corporation and applicable law, approved and adopted a resolution creating a series of 190,000 shares, no par value per share, of the Corporation designated as “Series A Preferred Stock.”

On July 12, 2017, the Corporation filed the Fourth Amended and Restated Certificate of Incorporation of the Corporation with the Delaware Secretary of State, which included as an exhibit the Certificate of Designation of Series A Preferred Stock of the Corporation. The Certificate of Designation of Series A Preferred Stock of the Corporation set forth the designations, powers, preferences and rights of the Series A Preferred Stock;

On [______], 2020, the Board of Directors approved and adopted the following resolution (this “Certificate of Designation” or this “Certificate”) for purposes of amending certain provisions of the original Certificate of Designation for the Series A Preferred Stock; and

On [______], 2020, the holders of more than 66% of the shares of Series A Preferred Stock then outstanding (the “Requisite Series A Holders”), voting separately as a class, approved this Certificate of Designation.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly vested in the Board of Directors and in accordance with the provisions of the Fourth Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law (the “DGCL”), the original Certificate of Designation for the Series A Preferred Stock shall, subject to approval of the Requisite Series A Holders, be amended and restated in its entirety, and the designation, powers, preferences and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation; Rank.

1.1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock, no par value per share, of the Corporation a series of preferred stock designated as “Series A Preferred Stock”. The number of shares constituting such series shall be 190,000 and such shares are referred to herein as the “Series A Preferred Stock.”

1.2. Rank. The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior (to the extent set forth herein) to all Junior Securities, (ii) on a parity with all Parity Securities, and (iii) junior to all Senior Securities.

1.3. Certificates. The Holders shall be entitled to receive physical delivery of a Certificate for their Shares, which shall be issued in fully registered form and shall be substantially in the form attached hereto as Exhibit A. Record ownership of the Shares represented by such Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Corporation.

Section 2. Dividends.

2.1. General Obligation. To the extent not prohibited under the DGCL, the Corporation shall pay preferential dividends to the Holders (the “Preferred Dividends”), as provided in this Section 2. The Preferred Dividends shall accrue at the Preferred Dividend Rate and shall be paid to the Holders in cash if and when declared. The Preferred Dividends shall accrue on each share of the Series A Preferred Stock (a “Share”) on a daily basis and compound on a semi-annual basis for the period from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon, whether or not declared) is paid to the Holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such Share is redeemed pursuant to Section 4 or (iii) the date on which such Share is otherwise acquired by the Corporation. The Preferred Dividends shall accrue regardless of whether or not (a) such dividends have been declared, (b) there are profits or surplus (as defined in the DGCL) available for payment or (c) the Corporation is prohibited from paying dividends under applicable law. So long as any Shares remain outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire for value any Junior Securities, nor shall the Corporation nor any of its Subsidiaries directly or indirectly pay or declare any dividend, to or make any distribution upon, any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of Certificates that may be issued to evidence such Share.

2.2. Dividend Payment Dates. The Preferred Dividends shall be payable semi-annually in arrears on March 15 and September 15 of each year, or, in the event such date falls on a day other than a Business Day, on the first Business Day preceding such date (the “Dividend Payment Dates”). To the extent not paid on any Dividend Payment Date, the Preferred Dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Payment Date) ending upon each such Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the Holder thereof.

2.3. Distribution of Partial Dividends. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Preferred Dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such Holder.

Section 3. Liquidation.

3.1. Normal Liquidation. Upon any liquidation (including a Deemed Liquidation), dissolution or winding up of the Corporation (whether voluntary or involuntary), each Holder shall be entitled to be paid, pari passu with any distribution or payment made upon Parity Securities and before any distribution or payment is made upon any Junior Securities, an amount in cash, per Share equal to the aggregate Liquidation Value of all Shares held by such Holder (plus all accrued and unpaid dividends thereon, whether or not declared). If upon any such liquidation (including a Deemed Liquidation), dissolution or winding up of the Corporation the assets of the Corporation to be distributed among the Holders are insufficient to permit payment to such Holders of the aggregate amount which they are entitled to be paid under this Section 3, then all assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such Holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends, whether or not declared) of the Series A Preferred Stock held by each Holder. Not less than thirty (30) days prior to the payment date stated therein, the Corporation shall deliver written notice of any such liquidation (including a Deemed Liquidation), dissolution or winding up to each record Holder, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share in connection with such liquidation, dissolution or winding up.

3.2. Any (i) consolidation or merger of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity (the Corporation, such surviving entity or the acquirer(s) of assets contemplated by clause (ii), as applicable, the “Surviving Entity”)), (ii) sale or transfer by the Corporation of all or substantially all of its assets (determined for the Corporation together with its Subsidiaries on a consolidated basis), or (iii) sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or the holders thereof, in any case of (i), (ii) or (iii), as a result of which the holders of the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to such sale or issuance cease to own the Surviving Entity’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Surviving Entity’s Board of Directors shall be deemed to be a liquidation, dissolution and winding up of the Corporation (a “Deemed Liquidation”) for purposes of this Section 3.

Section 4. Redemption.

4.1. Optional Redemption. The Corporation or any Sponsor or Sponsors may at any time following the effective date of this Certificate of Designation, redeem or purchase, as applicable, without penalty, not less than all of the Shares then outstanding and pay to each Holder thereof an amount in cash in immediately available funds equal to the Liquidation Value of such Holder’s Shares (plus all accrued and unpaid dividends thereon, whether or not declared) as of the Redemption Date (the “Redemption”).

4.2. Redemption Payments. For each Share which is to be redeemed or purchased hereunder, the Corporation or the applicable Sponsor or Sponsors, as the case may be, shall be obligated, on the applicable Redemption Date, to pay to the relevant Holder (upon surrender by such Holder of the Certificate at (i) the Corporation’s principal office, in the case of Redemption by the Corporation, or (ii) the address nominated by the Sponsor or Sponsors acquiring such Shares, in the case of Redemption by any Sponsor or Sponsors) an amount in cash in immediately available funds equal to the Liquidation Value of such Holder’s Shares (plus all accrued and unpaid dividends thereon, whether or not declared), in connection with the Redemption.

4.3. Notice of Redemption. Except as otherwise provided herein, the Corporation or Sponsor, as the case may be, shall give written notice of a Redemption of Shares to each Holder at least thirty (30) days prior to the date on which such Redemption is to be made.

Section 5. Voting.

5.1. Voting Generally. Except as set forth herein or to the extent required by the DGCL, the Holders shall not have any voting rights. In any case in which the Holders shall be entitled to vote, each Holder shall be entitled to one vote for each Share held on the record date for determining the stockholders of the Corporation eligible to vote thereon.

5.2. Election of Director. For so long as there remain outstanding no less than twenty percent (20%) of the Shares that were issued on the Initial Issue Date, the Holders shall have the right to elect one director of the Corporation (the “Preferred Director”). The initial Preferred Director, who will serve as the Preferred Director prior to the first annual meeting of stockholders (or special meeting held in place thereof), shall be elected following the Initial Issuance Date by the Holders of at least a majority of the issued and outstanding Shares acting by written consent without a meeting. Thereafter, the Preferred Director shall be elected by plurality vote of the Shares, voting separately as a single class with one vote per Share, at each annual meeting of stockholders or special meeting held in place thereof. The Corporation shall take all necessary action under its organizational documents, including its bylaws, to effectuate such rights hereunder. The Preferred Director shall have all voting and other rights (including for purposes of determining the existence of a quorum) as the other individuals serving on the Board of Directors and shall serve on the Board of Directors. Once less than twenty percent (20%) of the Shares that were issued on the Initial Issue Date remain outstanding, (i) the voting rights of the Holders shall, without further action, terminate, (ii) the term of office of the Preferred Director shall, without further action, terminate unless otherwise required by law, and (iii) the number of directors constituting the Board of Directors shall be reduced by one unless otherwise required by law. The Preferred Director may be removed by, and shall not be removed except by, the vote of the Holders of a majority of the issued and outstanding Shares, voting separately as a single class, at a meeting of the Corporation’s stockholders, or of the Holders called for such purpose. So long as not less than twenty percent (20%) of the Shares that were issued on the Initial Issue Date remain outstanding, any vacancy in the office of the Preferred Director may be filled, including in the case of the removal of such Preferred Director, by the vote of the Holders, voting separately as a single class. The Preferred Director so elected shall continue to serve as such director for a term of one year; except that upon any termination of the right of all such Holders to vote as a class to elect the Preferred Director, the term of office of such director shall terminate. If, within ten (10) days of the election of a Preferred Director who has not previously served as a director of the

Corporation, Persons representing a majority of the shares of Common Stock then outstanding certify in writing that, in their good faith determination, acting reasonably, the Preferred Director is not suitable to serve as the Preferred Director, the Holders shall promptly remove and replace the Preferred Director; provided, however, that, if the Holders act in good faith in electing such replacement Preferred Director, such certification may not be delivered on more than three (3) occasions.

5.3. Consent Rights. So long as any Shares remain outstanding, without the prior written consent of the Holders of at least a majority of the issued and outstanding Shares, voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders, and any other applicable stockholder approval requirements required by law:

(i) The Corporation shall not create, authorize the creation of, issue, sell, or obligate itself to issue or sell, any Senior Securities or Parity Securities, other than issuances of Series B Preferred Stock under the terms of the Management Incentive Plan of the Corporation.

(ii) The Corporation shall not permit Chinos Intermediate, Inc. (“IntermediateCo”) to create, authorize the creation of, issue, sell, or obligate itself to issue or sell, any class or series of IntermediateCo capital stock that will rank senior to, or on a parity with, the Series A Preferred Stock of IntermediateCo (“IntermediateCo Preferred Stock”) as to dividend distributions and distributions upon liquidation, winding-up and dissolution of IntermediateCo.

(iii) The Corporation shall not permit any of its Subsidiaries (other than Chinos Intermediate Holdings A, Inc. (“Chinos A”), IntermediateCo, or J. Crew Brand Intermediate, LLC and its Subsidiaries) to take any action that any such Person would be prohibited from taking in its capacity as Holdings, the Borrower or a Restricted Subsidiary (as such terms are defined in the Term Loan Agreement), as applicable, pursuant to Article VII of the Term Loan Agreement as in effect as of the Initial Issue Date; provided that, for purposes of this Section 5.3(iii), such prohibitions shall remain in effect without regard to whether or not any Lender shall have any Commitment or any Loan or other Obligation (as such terms are defined in the Term Loan Agreement) that remains unpaid or unsatisfied and whether or not the Term Loan Agreement is amended, modified or terminated subsequent to the Initial Issue Date.

(iv) None of the Corporation, Chinos A or IntermediateCo shall (a) incur, assume, guarantee or otherwise become liable for any Indebtedness or other obligations other than, solely in the case of Chinos A, the PIK Toggle Notes and New Notes outstanding as of the Initial Issue Date, (b) permit or allow the creation or imposition of, or suffer to exist, any lien, encumbrance, mortgage, pledge, security interest or other similar interest on any of their assets or properties, (c) sell or otherwise dispose of any equity interests of any of its direct Subsidiaries, (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person, (e) enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in each case, whether or not treated as a “sale-leaseback” under GAAP, (f) engage in any transaction with any of its affiliates or any direct or indirect holder of ten percent (10%) or more of any class of its capital stock unless such transaction is otherwise permitted hereunder or (g) amend, modify, grant any waiver or release under or terminate in any manner, its applicable articles or certificate of incorporation, bylaws, limited liability company operating agreement, partnership agreement or other organizational documents, except, with respect to clauses (e) through (g), to the extent such action would not reasonably be expected to be adverse to the Holders in any material respect.

5.4. Rights Relating to the IntermediateCo Preferred Shares. For so long as any Shares remain outstanding:

(i) The Corporation will not, without the prior written consent of the Holders of at least sixty-six percent (66%) of the issued and outstanding Shares, (a) directly or indirectly transfer, assign, sell or otherwise dispose of the shares of IntermediateCo Preferred Stock that are held by the Corporation (the “IntermediateCo Preferred Shares”), (b) permit or allow the creation or imposition of, or suffer to exist, any lien, encumbrance, mortgage, pledge, security interest or other similar interest on, the IntermediateCo Preferred Shares or (c) waive any of its or its subsidiaries’ rights as a holder of IntermediateCo Preferred Shares under, or consent to any amendment or modification of, the Certificate of Designation relating to the IntermediateCo Preferred Shares, in each case for so long as the Corporation directly or indirectly holds any IntermediateCo Preferred Shares.

(ii) Upon the redemption of the IntermediateCo Preferred Shares, or any actual liquidation, deemed liquidation, dissolution or winding up of IntermediateCo that results in a payment to the holders of the IntermediateCo Preferred Shares, the Corporation shall effect a Redemption of the Shares in accordance with Section 4.

Section 6. Conversion. The Shares shall not be convertible into any other security and do not otherwise have any conversion rights.

Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any Certificate at such place, the Corporation shall, at the request of the record Holder of such Certificate, execute and deliver (at the Corporation’s expense) a new Certificate in exchange therefor representing in the aggregate the number of Shares represented by the surrendered Certificate. Each such new Certificate shall be registered in such name and shall represent such number of Shares as is requested by the Holder of the surrendered Certificate and shall be substantially identical in form to the surrendered Certificate. The Shares represented by such new Certificate shall be identical to the Shares represented by the surrendered Certificate, including with respect to the Liquidation Value of such Shares and any accrued and unpaid dividends thereon (whether or not declared), and Preferred Dividends shall accrue on the Shares represented by such new Certificate from the date on which Preferred Dividends have been fully paid on the Shares represented by the surrendered Certificate. The Corporation may place such legend on any Certificate and/or provide such notices as may be required by applicable law or the Fourth Amended and Restated Certificate of Incorporation.

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such Certificate, the Corporation shall (at its expense) execute and deliver in lieu of such Certificate a new Certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated Certificate and dated the date of such lost, stolen, destroyed or mutilated Certificate. The Shares represented by such new Certificate shall be identical to the Shares represented by such lost, stolen, destroyed or mutilated Certificate, including with respect to the Liquidation Value of such Shares and any accrued and unpaid dividends thereon (whether or not declared), and Preferred Dividends shall accrue on the Shares represented by such new Certificate from the date to which Preferred Dividends have been fully paid on the Shares represented by such lost, stolen, destroyed or mutilated Certificate.

Section 9. Definitions.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York, U.S.A. are open for the general transaction of business.

“Certificate” means, with respect to any Share, a certificate representing such Share.

“Common Stock” means the Class A Common Stock, par value $0.00001 per share, of the Corporation.

“GAAP” means generally accepted accounting principles in the United States of America.

“Holder” means a holder of shares of Series A Preferred Stock as reflected in the stock books of the Corporation.

“Indebtedness” of any Person means (a) all indebtedness for borrowed money, (b) any other indebtedness which is evidenced by a note, bond, indenture, debenture or similar contract or agreement, (c) all reimbursement obligations with respect to (i) letters of credit, bank guarantee or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than, in the case of this clause (ii), those entered into in the ordinary course of business consistent with past practice and (d) all guarantees for obligations of any other Person constituting Indebtedness of such other Person.

“Initial Issue Date” means July 13, 2017, the original date of issuance of the Series A Preferred Stock.

“Junior Securities” means (i) the Common Stock and (ii) each other class or series of the Corporation’s capital stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation.

“Liquidation Value” of any Share shall be $1,000 on the date such Share is issued, which amount shall increase automatically on each Dividend Payment Date by an amount equal to a nominal rate of two percent (2%) per annum accruing on a daily basis on the sum of (x) the Liquidation Value of the applicable Share at such time plus (y) all accrued and unpaid dividends thereon (whether or not declared).

“New Notes” means the 13% Senior Secured Notes due 2021 to be issued on the Initial Issue Date by J.Crew Brand, LLC and J.Crew Brand Corp., as co-issuers, and U.S. Bank National Association, as trustee.

“Parity Securities” means (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock and (iii) each other class or series of the Corporation’s capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“PIK Toggle Notes” means the 7.75%/8.50% Senior PIK Toggle Notes due 2019 issued pursuant to that certain Indenture, dated November 4, 2013, between Chinos A, as Issuer, and U.S. Bank National Association, as trustee.

“Preferred Dividend Rate” means a nominal rate of five percent (5%) per annum, which shall accrue on the sum of (x) the Liquidation Value of the applicable Shares at such time plus (y) all accrued and unpaid dividends thereon, whether or not declared.

“Redemption Date” means the date specified in any notice of Redemption at the Corporation’s option.

“Senior Securities” means any class or series of the Corporation’s capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation.

“Series B Preferred Stock” means the Series B Preferred Stock, no par value per share, of the Corporation.

“Sponsor” means each of TPG Capital, LP, TPG Chinos Co-Invest, L.P., Leonard Green & Partners, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P.., and LGP Chino Co-Invest LLC, for so long as such Person holds shares of Common Stock.

“Subsidiary” means, with respect to a Person, each other Person in which such Person owns, directly or indirectly, capital stock or other equity interests representing more than fifty percent (50%) of the outstanding capital stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person.

“Term Loan Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 5, 2014, by and among J. Crew Group, Inc., Chinos Intermediate Holdings B, Inc., the Lenders party thereto, and Wilmington Savings Fund Society, FSB, as successor administrative agent, as amended on July 13, 2017.

Section 10. Amendment and Waiver.

10.1. Subject to Section 10.2, no provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation and approved by the Holders of not less than a majority of the Series A Preferred Stock outstanding at the time such action is taken, voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders, and any other applicable stockholder approval requirements required by law, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock; provided that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the Holders of the applicable percentage of the Series A Preferred Stock then outstanding, voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders, and any other applicable stockholder approval requirements required by law.

10.2. Notwithstanding any other provision herein to the contrary, any amendment that would have any of the following effects shall require the approval of the Holders of not less than sixty-six percent (66%) of the Series A Preferred Stock outstanding at the time such action is taken:

(i) amend, modify or waive any provision relating to the Redemption of the Series A Preferred Stock;

(ii) reduce the Preferred Dividend Rate, amend the definition of Liquidation Value, or change the Dividend Payment Date;

(iii) reduce the percentage of outstanding Series A Preferred Stock necessary to amend the terms thereof or to grant waivers; or

(iv) amend, modify or waive any provision of this Section 10.2.

Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, to (i) the Corporation, at its principal executive offices, and (ii) any Holder, at such Holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such Holder). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the second Business Day following the date of mailing in accordance with this Section 11, or (ii) upon actual receipt by the party to whom such notice is required to be given.

Section 12. Fractional Shares. Series A Preferred Stock may be issued in fractions of a Share which shall entitle the Holder, in proportion to such Holder’s fractional Shares, to exercise voting rights, receive Preferred Dividends and to have the benefit of all other rights of the Holders.

Section 13. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

Section 14. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15. SPV and Separation Transaction. Notwithstanding anything to the contrary herein, without the need for any further approval of or consent by the Holders, the Corporation and its Subsidiaries may authorize, enter into and consummate the transactions contemplated by that certain Separation and Distribution Agreement, dated as of [●], by and between the Corporation and [J.Crew NewCo] (the “Separation Agreement”), including, but not limited to, (A) those transactions set forth in the Plan of Separation (attached as Annex A to the Separation Agreement), (B) distributing to each holder of record of Common Stock, by means of a pro rata dividend, one (1) share of common stock of [J.Crew NewCo], and (C) converting each Share into [one] [Series C Unit] in accordance with that certain Agreement and Plan of Merger, dated as of [●], by and among the Corporation, [J.Crew NewCo], [Chinos SPV, LLC], [Merger Sub 1] and [Merger Sub 2] (the “Conversion Merger”). Each Holder expressly waives any and all valuation, dissenters, appraisal or similar rights it may have under applicable law with respect to such Holder’s Shares in connection with the Conversion Merger, whether individually or as part of any class or group of Holders.

IN WITNESS WHEREOF, Chinos Holdings, Inc. has caused this Certificate of Designation of the Series A Preferred Stock to be signed by Maria Di Lorenzo, its authorized officer, this [___] day of [___].

CHINOS HOLDINGS, INC.

By:

Name: Maria Di Lorenzo
Title: Senior Vice President, General Counsel & Secretary

Exhibit A

FORM OF CERTIFICATED SERIES A PREFERRED STOCK CERTIFICATE

FACE OF SECURITY

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CHINOS HOLDINGS, INC. (THE “CORPORATION”), INCLUDING THE CERTIFICATE OF DESIGNATION INCLUDED THEREIN (AS AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE CORPORATION SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH CORPORATION MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	Number of Shares of
Series A Preferred Stock [ ]

Series A Preferred Stock

of

Chinos Holdings, Inc.

CHINOS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of preferred stock, no par value per share, of the Corporation, designated as the Series A Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferrable on the books and records of the Corporation, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are as specified in, and the shares of the Series A Preferred Stock are issued and shall in all respects be subject to the provisions of, the Amended and Restated Certificate of Designation dated [                ], 20[    ], as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Certificate of Designation, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [    ] day of [            ], 20[    ]

CHINOS HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

REVERSE OF SECURITY

The Corporation will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Requests may be made to:

Chinos Holdings, Inc.

c/o J. Crew Group, Inc.

770 Broadway

New York, New York 10003

Attention: Company Secretary

ASSIGNMENT

To assign this Series A Preferred Stock certificate, fill in the form below:

FOR VALUE RECEIVED, the undersigned hereby assigns and transfer the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Insert assignee’s name, address and zip code)

and irrevocably appoints:

as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Corporation. The agent may substitute another to act for him or her.

Dated:

Your Signature:
(Sign exactly as your name appears on the face of this certificate)